EXHIBIT 99
PRESS RELEASE OF SUPERIOR BANCORP DATED MAY 18, 2006
THE BANC CORPORATION APPROVES NAME CHANGE TO SUPERIOR
BANCORP; RE-ELECTS BOARD MEMBERS
BIRMINGHAM, AL — May 18, 2006 — The Banc Corporation (NASDAQ-NMS: TBNC) announced today at its annual meeting that its shareholders have approved the change of its corporate name to Superior Bancorp and that it will begin trading under the NASDAQ symbol SUPR on May 19, 2006. In addition, Stan Bailey, Roger Barker, K. Earl Durden, Rick Gardner, Thomas Jernigan, Jr., James Mailon Kent, James M. Link, Barry Morton, Robert R. Parrish, Jr., Marvin Scott, Michael E. Stephens, James A. Taylor and James C. White, Sr. were re-elected to one year terms on Superior Bancorp’s Board of Directors.
Superior Bancorp CEO Stan Bailey commented, “We believe that the adoption of the ‘Superior Bancorp’ name clearly states our expectations for the future potential of our company, our markets, our people, and most importantly, our shareholders. By January 2007, with the planned consummation of our previously announced mergers with First Kensington Bank and Community Bank, Superior will become a $2.3 billion bank with 60 banking locations from Huntsville, Alabama to Tampa, Florida., and an 18 office consumer finance company in North Alabama. Our shareholders have given us a tremendous vote of confidence and support by re-electing this group of business leaders to our Board of Directors and supporting the Board’s recommended proposals. I believe that our management, directors and shareholders share a common goal that Superior Bank will be known for its superior people delivering superior products that will generate superior value for its customers and shareholders.”

At the annual meeting, shareholders also approved increasing the number of authorized common shares of the corporation, adopting a stock-based compensation plan for outside directors, and appointing Carr, Riggs & Ingram, LLC as the corporation’s independent auditors for 2006.
Superior Bancorp is currently a $1.4 billion community thrift holding company, headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community thrift. Superior Bank has a total of 26 branches, with 19 locations throughout the State of Alabama and seven locations in northwest Florida. The bank has announced plans to open six new branch locations in Alabama and Florida during 2006. Superior Bank also has loan production offices in Montgomery, Alabama, Tallahassee, Florida and Panama City, Florida. Superior Bancorp recently announced that it had entered into definitive agreements to acquire Kensington Bankshares, Inc. in Tampa, Florida and Community Bancshares, Inc. in Blountsville, Alabama. Both transactions are subject to shareholder approval by the respective acquired companies and Superior Bancorp and to the receipt of required regulatory approvals, in addition to the satisfaction of usual and customary closing conditions. The Kensington Bankshares merger is currently expected to close in the third quarter of 2006 and the Community Bancshares merger is expected to close in the fourth quarter 2006.
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the ''forward looking statements.” Such “forward looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters, such as hurricanes, in the geographic markets served by Superior Bancorp. Superior Bancorp disclaims any intent or obligation to update “forward looking statements.”
More information on Superior Bancorp and its subsidiaries may be obtained over the Internet at www.superiorbank.com or by calling 1-877-326-BANK (2265).